EXHIBIT (i)(3)


                              DORSEY & WHITNEY LLP

   MINNEAPOLIS               PILLSBURY CENTER SOUTH                  BRUSSELS
    NEW YORK                 220 SOUTH SIXTH STREET                 COSTA MESA
     SEATTLE            MINNEAPOLIS, MINNESOTA 55402-1498            BILLINGS
     DENVER                 TELEPHONE: (612) 340-2600                  FARGO
WASHINGTON, D.C.               FAX: (612) 340-2868                   HONG KONG
NORTHERN VIRGINIA               www.dorseylaw.com                   GREAT FALLS
   DES MOINES                                                        ROCHESTER
     LONDON                                                            TOKYO
    ANCHORAGE                                                        MISSOULA
 SALT LAKE CITY                                                      VANCOUVER
                                                                     SHANGHAI



                                 April 30, 2001

First American Insurance Portfolios, Inc.
U.S. Bank Place, 20th Floor
601 Second Avenue South
Minneapolis, Minnesota 55402
Ladies and Gentlemen:

                  We have acted as counsel to First American Insurance Portfolios, Inc., a Minnesota corporation (the "Company"), in rendering the opinion hereinafter set forth with respect to the authorization of the Company's Series A, Class Two Common Shares, also known as Large Cap Growth Portfolio, Class IB; its Series B, Class Two Common Shares, also known as Mid Cap Growth Portfolio, Class IB; its Series C, Class Two Common Shares, also known as International Portfolio, Class IB; its Series D, Class Two Common Shares, also known as Technology Portfolio, Class IB; and its Series E, Class Two Common Shares, also known as Small Cap Growth Portfolio, Class IB. The shares of the Company referred to above are referred to herein collectively as the "Shares."

                  We understand that the Shares are being registered under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to the Company's Registration Statement on Form N-1A relating to such shares (the "Registration Statement"). In rendering the opinion hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinion, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

                  In addition, in rendering the opinion hereinafter expressed, we have assumed, with the concurrence of the Company, that all of the Shares will be issued and sold upon the terms and in the manner set forth in the Registration Statement; that the Company will not issue Shares in excess of the numbers authorized in the Company's Articles of Incorporation as in effect at the respective dates of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Minnesota in effect at all times after the date of this opinion.

                  Based on the foregoing, it is our opinion that the Shares issued from and after the date hereof, when issued and delivered by the Company as described in the Registration Statement, will be legally issued and fully paid and non-assessable.

                  In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ DORSEY & WHITNEY LLP
JDA


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